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                        BERICK, PEARLMAN & MILLS CO., L.P.A.
                                1111 Superior Avenue
                                     Suite 1350
                               Cleveland, Ohio  44114
                             Telephone:  (216) 861-4900
                                Fax:  (216) 861-4929






                                 December 30, 1999



VIA EDGAR TRANSMISSION

Filer Support
Securities and Exchange Commission
Operations Center, Stop 0-7
6432 General Green Way
Alexandria, VA  22312

     Re:  The Town and Country Trust - Form S-3
          -------------------------------------

Dear Sir or Madam:

     On behalf of The Town and Country Trust, I am transmitting herewith via
EDGAR a copy of its Registration Statement on Form   S-3 in respect of its shelf
registration of $75,000,000 of equity securities. A wire transfer in the amount of $19,800, in payment of the requisite filing fee, has been made by The Town and Country Trust to the Mellon Bank in Pittsburgh, Pennsylvania.

                              Very truly yours,

                              /s/Daniel G. Berick

                              Daniel G. Berick



cc:  Mrs. Jennifer C. Munch